                           [STONE ENERGY LETTERHEAD]


                              FOR IMMEDIATE RELEASE

                             STONE ENERGY ANNOUNCES
                           SECOND QUARTER 1999 RESULTS


                                                                 Contact:
    August 2, 1999                                           James H. Prince
Lafayette, Louisiana                                    Vice President-Treasurer
     NYSE: SGY                                               (318) 237-0410


         Stone Energy Corporation today announced net income for the quarter ended June 30, 1999 of $5.3 million, or $0.35 per share, compared to second quarter 1998 net income of $1.8 million, or $0.12 per share. Net cash flow from operations before working capital changes for the second quarter of 1999 increased 34% to $25.1 million, ($1.63 per share) from the second quarter 1998 amount of $18.7 million ($1.22 per share). For the first six months of 1999, net income totaled $7.1 million, or $0.46 per share, and net cash flow from operations before working capital changes totaled $45.4 million, or $2.96 per share.

         During the second quarter and in early July, 1999, the Company acquired additional interests in three of its existing fields and completed the acquisition of two new fields. The increase in existing fields included the acquisition of additional working interests in a portion of the Weeks Island Field, in Eugene Island Block 243, and in East Cameron Block 64. The acquisition of new fields included acquiring a majority interest in the Lafitte Field and a 100% working interest in West Cameron Block 176. The Company now serves as operator on all of its 17 properties.

         On July 28, 1999, the Company completed a secondary offering of 3.16 million shares of its common stock at a price to the public of $43.75 per share. After payment of the underwriting discount and estimated expenses, the Company will receive net proceeds of $130.9 million. The proceeds will be used to finance recent acquisitions, to fund specifically identified exploration and development activities, to finance potential property acquisitions and for other general corporate purposes. The Company will reduce indebtedness under its credit facility pending such uses.

         Production volumes of oil and gas during the second quarter of 1999, compared to the 1998 quarter, rose 30% and 21%, respectively, totaling approximately 876,000 barrels of oil and 9.6 billion cubic feet of gas. On a thousand cubic feet of gas equivalent (Mcfe) basis, production rates for the second quarter of 1999 were 24% higher than the comparative 1998 period.

         Second quarter 1999 oil and gas revenues increased 29% to $35.9 million, compared to second quarter 1998 oil and gas revenues of $27.8 million. For the first six months of 1999, oil and gas revenues increased 18% to $66.4 million, compared to oil and gas revenues of $56.2 million during the first half of 1998. Prices during the second quarter of 1999 averaged $15.47 per barrel of oil and $2.33 per Mcf of gas, compared to averages of $13.55 per barrel and $2.37 per Mcf received in the 1998 period. Both total and unit revenue amounts include the effects of hedging transactions.

         Normal operating costs during the second quarter of 1999 increased to $5.2 million, compared to $4.3 million during the 1998 period due to an increase in the Company's property base relative to the number of producing wells and higher production rates. However, on a unit of production basis, second quarter 1999 operating costs declined 3% as operating costs were $0.35 per Mcfe for the second quarter of 1999 compared to $0.36 per Mcfe for the second quarter of 1998.

         General and administrative expenses of $1.1 million during the second quarter of 1999 were unchanged from the comparable 1998 period. However, on a unit basis, these costs declined 20% during the 1999 quarter to $0.08 per Mcfe, compared to $0.10 per Mcfe during the 1998 period. Depreciation, depletion and amortization (DD&A) expense on the Company's oil and gas properties increased to $16.6 million during the second quarter of 1999, compared to $15.7 million for the 1998 period because of higher production rates. However, unit DD&A expense for 1999's second quarter declined to $1.12 per Mcfe versus $1.31 per Mcfe for the comparable 1998 period. As a result of the increase in the Company's outstanding borrowings under its bank credit facility, interest expense during the three-month period ended June 30, 1999 increased to $3.9 million, compared to $3.2 million during the 1998 period.

         Capital expenditures during the second quarter of 1999 totaled $36.3 million and primarily consisted of acquisition costs at the Lafitte and Weeks Island Fields and exploration and development expenditures at Vermilion Block 255, Eugene Island Block 243 and Vermilion Block 131. Capital expenditures during the first six months of 1999 totaled $59.4 million, compared to expenditures of $95.3 million during the 1998 period. These investments were financed by a combination of cash flow from operations and borrowings under the Company's bank revolver.

         In June 1999, the Company's bank group increased the borrowing base under the Company's bank credit facility from $127.5 million to $140.0 million. The borrowing base limitation is based on a borrowing base amount established by the banks for the Company's oil and gas properties. Interest under the revolver is payable quarterly and the weighted-average interest rate of the facility is currently 6.4% per annum. The total outstanding principal balance at June 30, 1999 was $120.0 million and letters of credit totaling $7.5 million had been issued pursuant to the facility. At June 30, 1999, the Company had net working capital of $9.2 million.

         The Company has entered into several crude oil and natural gas swap transactions to reduce the price volatility on a portion of its future oil and gas production. The Company's current hedging positions are as follows:

                                                 OIL                                  GAS
                                 ----------------------------------     ------------------------------
                                    AVG. DAILY            AVG.            AVG. DAILY          AVG.
                                     QUANTITY            NYMEX             QUANTITY          NYMEX
                                     (BBLS)              PRICE            (MMBTU)            PRICE
                                 ---------------    ---------------     -------------    -------------

     Third quarter, 1999             7,548              $17.95             50,000           $2.211
     Fourth quarter, 1999            4,000               19.30             50,000            2.450
     First quarter, 2000             3,000               19.26             50,000            2.528
     Second quarter, 2000            3,000               19.26               -                -
     Third quarter, 2000             1,000               18.92               -                -
     Fourth quarter, 2000            1,000               18.92               -                -

         The Company has planned a conference call for 3:00 p.m. CDT on Tuesday, August 3, 1999 to discuss the operational and financial results for the second quarter of 1999. Anyone wishing to participate should dial 1-800-248-9412 and request the "Stone Energy Call".

         Stone Energy is an independent oil and gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploitation and operation of oil and gas properties located in the Gulf Coast Basin.

         Certain statements in this press release are forward-looking and are based upon the Company's current belief as to the outcome and timing of future events. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's actual results and plans could differ materially from those expressed in the forward-looking statements.

                            STONE ENERGY CORPORATION
                               SUMMARY STATISTICS
                 (In thousands, except per share/unit amounts)
                                  (Unaudited)

                                                                      THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                            JUNE 30,                               JUNE 30,
                                                                  --------------------------              ------------------------
                                                                    1999               1998                 1999             1998
                                                                  -------            -------              -------          -------
TOTAL AMOUNTS
       Net income                                                  $5,345             $1,832               $7,091           $5,130
       Net income before taxes                                      8,232              2,843               10,922            7,961
       Net cash flow from operations (1)                           25,058             18,730               45,436           39,065
       EBITDA (2)                                                  28,958             21,926               53,150           44,790

TOTALS  PER  SHARE (3)
       Net income                                                   $0.35              $0.12                $0.46            $0.34
       Net income before taxes                                       0.53               0.19                 0.71             0.52
       Net cash flow from operations (1)                             1.63               1.22                 2.96             2.55
       EBITDA (2)                                                    1.88               1.43                 3.46             2.92

PRODUCTION QUANTITIES
       Oil (MBbls)                                                    876                674                1,706            1,312
       Gas (MMcf)                                                   9,575              7,891               19,492           15,201
       Oil and gas (MMcfe)                                         14,831             11,935               29,728           23,073

AVERAGE DAILY PRODUCTION
       Oil (MBbls)                                                    9.6                7.4                  9.4              7.2
       Gas (MMcf)                                                   105.2               86.7                107.7             84.0
       Oil and gas (MMcfe)                                          163.0              131.2                164.2            127.5

SALES DATA
       Total oil sales                                            $13,550             $9,131              $23,354          $19,416
       Total gas sales                                             22,314             18,693               43,000           36,765
       Total sales                                                 35,864             27,824               66,354           56,181

AVERAGE SALES PRICES
       Oil (per Bbl)                                               $15.47             $13.55               $13.69           $14.80
       Gas (per Mcf)                                                 2.33               2.37                 2.21             2.42
       Per Mcfe                                                      2.42               2.33                 2.23             2.43

COST DATA
       Operating costs                                             $5,231             $4,312              $10,059           $7,909
       General and administrative                                   1,122              1,135                2,199            2,207
       DD&A on oil and gas properties                              16,564             15,682               33,931           30,696

AVERAGE COSTS (PER MCFE)
       Operating costs                                              $0.35              $0.36                $0.34            $0.34
       General and administrative                                    0.08               0.10                 0.07             0.10
       DD&A on oil and gas properties                                1.12               1.31                 1.14             1.33

AVERAGE SHARES OUTSTANDING-DILUTED (3)                             15,403             15,340               15,351           15,330

(1) Excludes working capital changes.
(2) EBITDA represents earnings before interest, taxes and depreciation, depletion and amortization.
(3) Average shares outstanding have been calculated in accordance with FAS 128.

                            STONE ENERGY CORPORATION
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                         AND NET CASH FLOW INFORMATION
                                 (In thousands)
                                  (Unaudited)

                                                                      THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                           JUNE 30,                                JUNE 30,
                                                                  --------------------------              ------------------------
                                                                    1999               1998                 1999             1998
                                                                  -------            -------              -------          -------
STATEMENT OF OPERATIONS
       REVENUES
            Oil and gas production                                $35,864            $27,824              $66,354          $56,181
            Overhead reimbursements
              and management fees                                     188                164                  349              310
            Other income                                              221                486                  492              778
                                                                  -------            -------              -------          -------
                TOTAL REVENUES                                     36,273             28,474               67,195           57,269
                                                                  -------            -------              -------          -------

       EXPENSES
            Normal lease operating expenses                         5,231              4,312               10,059            7,909
            Major maintenance expenses                                 81                314                  181              769
            Production taxes                                          670                512                1,185            1,044
            Depreciation, depletion and
              amortization                                         16,831             15,887               34,519           31,104
            Interest                                                3,895              3,196                7,709            5,725
            General and administrative costs                        1,122              1,135                2,199            2,207
            Incentive compensation plan                               211                275                  421              550
                                                                  -------            -------              -------          -------
                TOTAL EXPENSES                                     28,041             25,631               56,273           49,308
                                                                  -------            -------              -------          -------

       NET INCOME BEFORE INCOME TAXES                               8,232              2,843               10,922            7,961
                                                                  -------            -------              -------          -------

       PROVISION FOR INCOME TAXES
            Current                                                     5                  0                    5                0
            Deferred                                                2,882              1,011                3,826            2,831
                                                                  -------            -------              -------          -------
                                                                    2,887              1,011                3,831            2,831
                                                                  -------            -------              -------          -------

       NET INCOME                                                  $5,345             $1,832               $7,091           $5,130
                                                                  =======            =======              =======          =======


NET CASH FLOW INFORMATION
       Net income                                                  $5,345             $1,832               $7,091           $5,130
       Depreciation, depletion and
         amortization                                              16,831             15,887               34,519           31,104
       Deferred taxes                                               2,882              1,011                3,826            2,831
                                                                  -------            -------              -------          -------

       Net cash flow from operations
         excluding working capital changes                        $25,058            $18,730              $45,436          $39,065
                                                                  =======            =======              =======          =======

                            STONE ENERGY CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)


                                                                             JUNE 30,             DECEMBER 31,
                                                                               1999                   1998
                                                                           -----------            ------------
                                                                           (Unaudited)
                                    ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                                               $17,765                 $10,550
     Marketable securities                                                     8,618                  16,853
     Accounts receivable                                                      27,152                  26,803
     Other current assets                                                        521                     184
                                                                            --------                --------

         TOTAL CURRENT ASSETS                                                 54,056                  54,390

Oil and gas properties, net
     Proved                                                                  303,688                 286,098
     Unevaluated                                                              15,570                   7,726
Building and land, net                                                         3,821                   3,559
Fixed assets, net                                                              2,454                   1,336
Other assets, net                                                              3,356                   3,460
Deferred tax asset                                                             5,995                   9,821
                                                                            --------                --------
         TOTAL ASSETS                                                       $388,940                $366,390
                                                                            ========                ========

                            LIABILITIES AND EQUITY

CURRENT LIABILITIES:
     Current portion of long-term loans                                           $0                     $88
     Advance payments                                                            134                      21
     Accounts payable to vendors                                              26,239                  27,583
     Undistributed oil and gas proceeds                                       13,045                  11,579
     Other accrued liabilities                                                 5,423                   5,235
                                                                            --------                --------
         TOTAL CURRENT LIABILITIES                                            44,841                  44,506

Long-term loans                                                              224,600                 209,936
Other long-term liabilities                                                    6,622                   6,616
                                                                            --------                --------
         TOTAL LIABILITIES                                                   276,063                 261,058
                                                                            --------                --------
Common stock                                                                     151                     151
Additional paid in capital                                                   119,662                 119,208
Retained deficit                                                              (6,936)                (14,027)
                                                                            --------                --------
         TOTAL EQUITY                                                        112,877                 105,332
                                                                            --------                --------
         TOTAL LIABILITIES AND EQUITY                                       $388,940                $366,390
                                                                            ========                ========